As filed with the Securities and Exchange Commission on May 28, 1998.
                                                            File No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ____________________
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                            ROUGE INDUSTRIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
           DELAWARE                                       38-3340770
(STATE OR OTHER JURISDICTION                           (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)
                               3001 MILLER ROAD
                                 P.O. BOX 1699
                            DEARBORN, MI 48121-1699
                                (313) 317-8900
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

            ROUGE STEEL COMPANY SAVINGS PLAN FOR SALARIED EMPLOYEES
     ROUGE STEEL  COMPANY TAX-EFFICIENT SAVINGS PLAN FOR HOURLY EMPLOYEES
                             (FULL TITLE OF PLANS)

                              CARL L. VALDISERRI
                              ROUGE STEEL COMPANY
                               3001 MILLER ROAD
                                 P.O. BOX 1699
                            DEARBORN, MI 48121-1699
                                (313) 317-8900
          (NAME, ADDRESS  AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                  COPIES TO:
                             Samuel M. Feder, Esq.
                              Rogers & Wells LLP
                                200 Park Avenue
                           New York, New York  10166
                                (212) 878-8000


                        CALCULATION OF REGISTRATION FEE

    TITLE OF SECURITIES        AMOUNT TO BE       PROPOSED MAXIMUM           PROPOSED                AMOUNT OF
     TO BE REGISTERED          REGISTERED(1)       OFFERING PRICE             MAXIMUM         REGISTRATION FEE
                                                    PER SHARE (2)            AGGREGATE
                                                                         OFFERING PRICE(2)
Class A Common Stock,              500,000(3)        $13.875(4)            $6,937,500              $2,046.57 (5)
$.01 par value

(1) Plus such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.
(2) Calculated in accordance with Rule 457 under the Securities Act of 1933 (the "Securities Act") solely for purposes of calculating the registration fee.
(3) Represents the maximum aggregate number of shares reserved for issuance to participants in (i) the Rouge Steel Company Savings Plan for Salaried Employees and (ii) the Rouge Steel Company Tax-Efficient Savings Plan for Hourly Employees. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Rouge Steel Company Savings Plan for Salaried Employees and the Rouge Steel Company Tax-Efficient Savings Plan for Hourly Employees described herein.
(4) Pursuant to Rule 457(c) under the Securities Act, represents the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 21, 1998.
(5) Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required with respect to the interests in the Plans being registered hereby.

                               EXPLANATORY NOTE


      This Registration Statement on Form S-8 of Rouge Industries, Inc., a Delaware corporation (the "Company"), is being filed in accordance with General Instruction E to Form S-8 for the purpose of registering an additional 500,000 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company issuable (i) as matching contributions to participants in the Rouge Steel Company Savings Plan for Salaried Employees, as amended (the "SPSE"), and in the Rouge Steel Company Tax-Efficient Savings Plan for Hourly Employees, as amended (the "TESPHE" and together with the SPSE, the "Plans"), and (ii) to participants who choose to have their contributions to the Plans invested in Common Stock. The shares to be registered hereunder are in addition to shares of Common Stock that previously were registered under the Company's Registration Statement on Form S-8 (Registration No. 33-88520), which was filed with the Securities and Exchange Commission on January 15, 1995 and was amended by Post-Effective Amendment No. 1 on July 21, 1997 (the "Prior S-8"). The contents of the Prior S-8 are incorporated herein by reference, except to the extent supplemented or modified below.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
        ------------------------------------------------

      The following documents are hereby incorporated by reference into this Registration Statement:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Annual Report").

            (b) The SPSE's Annual Report on Form 11-K for the year ended December 31, 1997 and the TESPHE's Annual Report on Form 11-K for the year ended December 31, 1997.

            (c) All other reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the documents referred to in the Annual Report.

            (d) The material in the section entitled "Description of Registrant's Securities to be Registered" contained in (i) the Registration Statement on Form 8-A (File No. 1-12852) of Rouge Steel Company (predecessor of the Company) filed under Section 12 of the Exchange Act and (ii) the Company's Registration Statement on Form 8-B filed under Section 12 of the Exchange Act on July 21, 1997.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof commencing on the respective dates on which such documents are filed. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 8. EXHIBITS.

            There are filed with the Registration Statement the following exhibits:

            3.1 Amended and Restated Certificate of Incorporation of the Company, previously filed as Exhibit 3.1 to Registration Statement on Form 8-B (the "Form 8-B"), which is incorporated herein by reference.
            3.2 Amended and Restated By-Laws of the Company, previously filed as Exhibit 3.2 to the Form 8-B, which is incorporated herein by reference.
            4.1    Amendment to SPSE, previously filed  as Exhibit 10.3  to the
                   Form 8-B, which is incorporated herein by reference.
            4.2    Amendment to TESPHE, previously filed as Exhibit 10.4 to the
                   Form 8-B, which is incorporated herein by reference.
            5.1    Opinion of Rogers & Wells LLP.
            5.2 Copy of Internal Revenue Service determination letter that the SPSE is qualified under Section 401 of the Internal Revenue Code.

            5.3    Copy  of Internal Revenue Service determination letter  that the TESPHE  is  qualified  under Section 401 of the Internal
                   Revenue Code.
            15     Awareness Letter of Price Waterhouse LLP.
            23.1   Consent of Price Waterhouse LLP.
            23.2   Consent of Rogers & Wells LLP (included in Exhibit 5).

                                  SIGNATURES
      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, Rouge Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on May 27, 1998.

                                    ROUGE INDUSTRIES, INC.



                                    By: /S/ CARL L. VALDISERRI
                                       ---------------------------
                                       Name:  Carl L. Valdiserri
                                       Title:  Chief Executive Officer and
                                               Chairman of the Board

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl L. Valdiserri and Gary P. Latendresse, and each of them, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution and to act without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                              TITLE                                        DATE
                ---------                              -----                                        ----

/s/ CARL L. VALDISERRI                                 Chief Executive Officer and
      Carl L. Valdiserri                               Chairman of the Board                    May 27, 1998


/s/ LOUIS D. CAMINO                                    President, Chief Operating Officer
      Louis D. Camino                                  and Director                             May 27, 1998


/s/ GARY P. LATENDRESSE                                Executive Vice President, Chief
      Gary P. Latendresse                              Financial Officer and Director           May 27, 1998


/s/ DOMINICK C. FANELLO                                Director                                 May 27, 1998
      Dominick C. Fanello



/s/ JOHN E. LOBBIA                                     Director                                 May 27, 1998
      John E. Lobbia



/s/ PETER J. PESTILLO                                  Director                                 May 27, 1998
      Peter J. Pestillo



/s/ CLAYTON P. SHANNON                                 Director                                 May 27, 1998
      Clayton P. Shannon


      THE PLANS. Pursuant to the requirements of the Securities Act of 1933, the Rouge Steel Company Savings Plan for Salaried Employees has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on May 27, 1998.

                                    ROUGE STEEL COMPANY SAVINGS
                                      PLAN FOR SALARIED EMPLOYEES



                                    By: /s/ WILLIAM E. HORNBERGER
                                        ------------------------------
                                        Name:  William E. Hornberger
                                        Title: Vice President

      Pursuant to the requirements of the Securities Act of 1933, the Rouge Steel Company Tax-Efficient Savings Plan for Hourly Employees has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on May 27, 1998.

                                    ROUGE STEEL COMPANY TAX-EFFICIENT
                                      SAVINGS PLAN FOR HOURLY EMPLOYEES



                                    By: /s/ WILLIAM E. HORNBERGER
                                        ------------------------------
                                        Name:  William E. Hornberger
                                        Title: Vice President

     EXHIBIT NUMBER       INDEX TO EXHIBITS                                                          PAGE
           3.1            Amended and Restated Certificate of Incorporation of the Company,
                          previously filed as Exhibit 3.1 to Registration Statement on Form 8-
                          B (the "Form 8-B"), which is incorporated herein by reference.

           3.2            Amended and Restated By-Laws of the Company, previously filed as
                          Exhibit 3.2 to the Form 8-B, which is incorporated herein by reference.

           4.1            Amendment to Rouge Steel Company Savings Plan for Salaried
                          Employees, as amended ("SPSE"), previously filed as Exhibit 10.3 to the Form 8-B, which is incorporated herein by reference.

           4.2            Amendment to Rouge Steel Company Tax-Efficient Savings Plan for
                          Hourly Employees, as amended ("TESPHE"), previously filed as Exhibit
                          10.4 to the Form 8-B, which is incorporated herein by reference.

           5.1            Opinion of Rogers & Wells LLP.

           5.2            Copy of Internal Revenue Service determination letter that the SPSE is qualified under Section 401 of the Internal Revenue Code.

           5.3            Copy of Internal Revenue Service determination letter that the
                          TESPHE is qualified under Section 401 of the Internal Revenue Code.

          15              Awareness Letter of Price Waterhouse LLP.

          23.1            Consent of Price Waterhouse LLP.

          23.2            Consent of Rogers & Wells LLP (included in Exhibit 5).
